TRUST AGREEMENT

This Trust Agreement dated this 5th day of September, 2012 (the “Trust Agreement”), is entered into by and between CEM International Limited (the “Company”) and William G. Hu, Esq. (D.B.A. Goldeq International Ltd.), an attorney-at-law duly admitted to practice before the courts of the State of New York, United States of America, attorney registration number 2687465 (the “Trustee”), each a Party, collectively the Parties.

WHEREAS, the Company owns certain quantity of gold in 5-Tael gold bullions more specifically described below (the “Trust Property” or “Gold”) and desires to deposit the same with the Trustee to be held in trust for safekeeping;

WHEREAS, the Company is planning to engage in electronic commerce on an electronic commerce platform known as MakeLiving.com, using gold in electronic form as the settlement intermediary for businesses transacted on MakeLiving.com;

NOW, THEREFORE, in consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Trustee agree as follows:

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TRUST

1.1

The Company hereby appoints the Trustee as the trustee to hold the Trust Property in accordance with the terms, conditions and provisions of this Trust Agreement, and the Trustee hereby accepts such appointment subject to the terms, conditions and provisions of this Trust Agreement.

1.2

No authority is granted to the Trustee to sell, pledge, hypothecate or otherwise dispose of the Trust Property other than the duties and responsibilities provided hereunder.

1.3

The appointment of Trustee is revocable by the Company at its sole discretion.

1.4

Upon execution hereof, the Company shall deposit or cause to be deposited with the Trustee the Trust Property in the form of two hundred and forty seven (247) 5-Tael gold bullions to be held in trust for the benefit of the Company.

1.5

The Company represents and warrants that it is the lawful owner of good and marketable title to the Trust Property free and clear of any and all claims, liens or encumbrances.

1.6

Upon receipt of the gold bullions, the Trustee will issue electronic receipts therefor, each known as a “Goldeq”, collectively the “Goldeqs”, which can be used, in lieu of gold, as an intermediary to facilitate the exchange of goods and services conducted on MakeLiving.com.

1.7

Each of the gold bullions shall be divided into one million (1,000,000) Goldeq units.  In other words, 1,000,000 Goldeqs is the functional equivalent of one (1) 5-Tael gold bullion.  At the request of the Company, the Goldeqs will be deposited, in electronic form, into an account on MakeLiving.com designated by the Company.

1.8

The Trustee is not involved in any of the operational aspects of MakeLiving.com.  The Trustee is only responsible for the safekeeping of the gold bullions against which a corresponding number of electronic receipts are issued.  In the event members of MakeLiving.com present the electronic receipts for redemption into gold bullions, the Trustee shall honor their redemption requests, provided, however, that the following conditions are met:

1.8.1

Upon verification, the Trustee are satisfied that the electronic receipts so presented by the members had been validly issued by the Trustee; and

1.8.2

The electronic receipts so presented by any individual member represent ten (10) gold bullions at a minimum.

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COMPENSATION

2.1

In consideration of the safekeeping service rendered by the Trustee, the Company hereby agrees to pay Trustee during the first three (3) years of this agreement an annual fee of one-tenth of one percent (0.1%) of the value of the Trust Property deposited with the Trustee as compensation for Trustee’s service and reimbursement of the costs and expenses incurred in connection with the safekeeping of the Trust Property.

2.2

For each redemption transaction, the Trustee shall charge one-tenth of one percent (0.1%) of the amount of Goldeqs so redeemed as a handling fee.

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DUTIES OF THE TRUSTEE

3.1

Notwithstanding any provision to the contrary, the Trustee is obligated only to perform the duties specifically set forth in this Trust Agreement, which shall be deemed purely custodian in nature.  Under no circumstances will the Trustee be deemed to be a fiduciary to any Party or any other person under this Trust Agreement.

3.2

Concurrently with the execution hereof and upon examination to the satisfaction of the Trustee with respect to the weight, purity and quantity of the gold bullions so deposited, Trustee shall, in his sole discretion, take any and all necessary measures to ensure the safekeeping of the Trust Property from theft, destruction or loss.

3.3

The Trustee shall be entitled to rely on, and shall not be liable for the failure of, the security measures reasonably taken, such as safe deposit box(es) or safe(s) designed for secure safekeeping purposes, and shall be reimbursed for costs and expenses incurred in connection thereto.  Furthermore, the Trustee shall not be held liable for the breach of such security measures, including but not limited to armed robbery, heist, etc.

3.4

The Trustee shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the authorized person or persons of the Company, without further inquiry into the person’s or persons’ authority.

3.5

No provision of this Trust Agreement shall require the Trustee to risk or advance his own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Trust Agreement.

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PROVISIONS CONCERNING THE TRUSTEE

4.1

The Company shall indemnify, defend and hold harmless the Trustee from and against any and all loss, liability, cost, damage and expense, including, without limitation, attorneys’ fees and expenses or other professional fees and expenses which the Trustee may suffer or incur by reason of any action, claim or proceeding brought against the Trustee, arising out of or relating in any way to this Trust Agreement or any transaction to which this Trust Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Trustee.  The provisions of this Section 3.1 shall survive the resignation or removal of the Trustee and the termination of this Trust Agreement.

4.2

THE TRUSTEE SHALL NOT BE HELD LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE TRUSTEE's GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER EVEN IF THE TRUSTEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

4.3

The Trustee may resign by furnishing written notice of its resignation to the Parties. Such resignation shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Trustee's sole responsibility thereafter shall be to safely keep the Trust Property and to deliver the same to a successor trustee as shall be appointed by the Company, as evidenced by a joint written notice filed with the Trustee or in accordance with a court order.  If the Company has failed to appoint a successor trustee prior to the expiration of thirty (30) days following the delivery of such notice of resignation, the Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee or for other appropriate relief, and any such resulting appointment shall be binding upon the Company.

4.4

The Trustee shall be entitled to compensation for its services as stated in Section 2 above.  The fee agreed upon for the services rendered hereunder is intended as full compensation for the Trustee's services as contemplated by this Trust Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Trust Agreement are not fulfilled, or the Trustee renders any service not contemplated by this Trust Agreement, or there is any assignment of interest in the subject matter of this Trust Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Trustee is made a party to any litigation pertaining to this Trust Agreement or the subject matter hereof, then the Trustee shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys' fees and expenses, occasioned by any such delay, controversy, litigation or event.  If any amount due to the Trustee hereunder is not paid within thirty (30) days of the date due, the Trustee in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law.  The Trustee shall have, and is hereby granted, a prior lien upon the Trust Property with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Trust Property.

4.5

If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Trust Agreement, or the Trustee is in doubt as to the action to be taken hereunder, the Trustee is authorized to retain the Trust Property until the Trustee (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Trust Property, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Trust Property, in which event the Trustee shall be authorized to disburse the Trust Property in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Trustee shall be relieved of all liability as to the Trust Property and shall be entitled to recover attorneys' fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.  The Trustee shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

4.6

In the event that the Trust Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Trust Property, the Trustee is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Trustee obeys or complies with any such writ, order or decree it shall not be liable to the Company or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

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MISCELLANEOUS

5.1

This Trust Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns.  No other persons shall have any rights under this Trust Agreement.

5.2

This Trust Agreement shall be governed by and construed in accordance with the laws of Macau Special Administrative Region.

5.3

This Trust Agreement sets forth the entire agreement and understanding of the Parties relating to the Trust Property and supersedes any prior oral or written agreements or arrangements in respect to the subject matter hereof and thereof.

5.4

This Trust Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Company and the Trustee.

5.5

The failure of any party to this Trust Agreement at any time or times to require performance of any provision under this Trust Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Trust Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Trust Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Trust Agreement.

5.6

Counterparts. This Trust Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and all of such counterparts taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Trust Agreement has been duly executed as of the date first written above.

CEM International Limited

Trustee

/s/ Dicky Cheung

/s/ William G. Hu

Dicky Cheung, President

William G. Hu, Esq.

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